                                 GUARANTY


                          DATED as of May 1, 1994


                                   among


                       Perkins Family Restaurants, L.P.,


                  Perkins Restaurants Operating Company, L.P.


                                    and


                            BancBoston Leasing Inc.

                             TABLE OF CONTENTS



1.   Definitions.  ......................................................1
2.   Guaranty of Payment and Performance.  ..............................1
3.   Guarantor's Agreement to Pay Enforcement Costs, etc.  ..............2
5.   Waivers by Guarantors; BBL's Freedom to Act.  ......................3
6.   Unenforceability of Obligations Against Approved Franchisee.  ......4
7.   Subrogation; Subordination.  .......................................5
        7.1 Waiver of Rights Against Approved Franchisee.  ..............5
        7.2 Subordination.  .............................................5
        7.4 Provisions Supplemental.  ...................................6
8.   Security; Setoff.  .................................................6
9.   Further Assurances; Provision of Collateral.  ......................6
10.  Termination; Reinstatement.  .......................................7
11.  Successors and Assigns.  ...........................................7
12.  Amendments and Waivers.  ...........................................8
13.  Notices.  ..........................................................8
14.  Governing Law; Consent to Jurisdiction.  ...........................8
15.  Waiver of Jury Trial.  .............................................8
16.  Miscellaneous.  ....................................................9

                              GUARANTY

     GUARANTY, dated as of May 1, 1994 by Perkins Family Restaurants, L.P. and Perkins Restaurants Operating Company, L.P., jointly and severally (collectively, the "Guarantors") in favor of BancBoston Leasing Inc. ("BBL").

    WHEREAS, the Guarantors have requested BBL to arrange and provide lease financing for equipment for certain franchisees of the Guarantors (the "Franchisees"); and

    WHEREAS, BBL has agreed to consider providing such financing to Franchisees jointly approved by BBL and the Guarantors ("Approved Franchisees") which approval has been certified as provided in EXHIBIT A hereto, on terms substantially as provided in the form of Master Lease Finance Agreement and related agreements, schedules and certificates attached as EXHIBIT B hereto (collectively, the "Agreements" and individually, an "Agreement") such Agreements to be entered into during the period from the date hereof through April 30, 1995 and in an aggregate amount not to exceed $7,500,000 for all Approved Franchises; and

    WHEREAS, it is a condition precedent to BBL's providing any such financing to Approved Franchisees, that the Guarantors jointly and severally guaranty payment by each of the Approved Franchisees of their obligations under the Agreements to which it is a party, on the terms and conditions provided herein; and

    WHEREAS, the Guarantors wish to guaranty the Approved Franchisees' obligations to BBL as provided herein;

    NOW, THEREFORE, the Guarantors hereby agrees with BBL as follows:

    1. DEFINITIONS. The term "Obligations" shall mean all Daily Rent, Monthly Rent and all other amounts payable under or in respect of any of the Agreements, including, without limitation, all fees and expenses of BBL. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Agreements.

    2. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantors hereby jointly and severally guarantee to BBL the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that BBL first attempt to collect any of the Obligations from the applicable Approved Franchisee or any other guarantor of such Approved Franchisee's Obligations, or resort to any collateral security or other means of obtaining payment, provided, however, that during any period of a Significant Continuing Default (as defined below), upon request of the Guarantors (but without limiting BBL's rights absent such request), BBL will use its usual efforts to collect the Obligations subject to such Significant Continuing Default. Should the Approved Franchisee default in the payment or performance of any of the Obligations and such default shall continue for 91 days, the joint and several obligations of the Guarantors hereunder with respect to such Obligations in default shall become immediately due and payable to BBL, upon demand. Payments by the Guarantors hereunder may be required by BBL on any number of occasions. Demands by BBL in respect of any defaulted Monthly Rent payments by an Approved Franchisee may be satisfied by the Guarantors hereunder by paying the amount of Monthly Rent then in default; however, if the Guarantors have paid eight out of any twelve consecutive Monthly Rent payments in respect of any Agreement (with respect to such Agreement a "Significant Continuing Default"), upon any further Event of Default under such Agreement, the Guarantors shall, upon demand for payment under this Guaranty, repay all Obligations under such Agreement, PROVIDED, that the Guarantors may satisfy such obligations, at their option, in either manner provided in EXHIBIT C hereto.

    3. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. The Guarantors further agree, as the principal obligors and not as guarantors only, to pay to BBL, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by BBL in connection with this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue amounts set forth in the Agreements, PROVIDED that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

    4. LIMITATION ON LIABILITY. The Guarantors' joint and several obligations under Section 2 of this Guaranty shall be limited, as of the time of any demand hereunder, to the lesser of (i) an amount equal to ten percent (10%) of the then outstanding aggregate Obligations under all Agreements but not less than $250,000, and (ii) $750,000 (the "Guarantors' Liability"). Each payment under this Guaranty shall reduce the Guarantors' Liability by the amount of such payment. In the event that, after one or more payments are made by a Guarantor hereunder in respect of any Agreement, either Guarantor recovers all or a portion of the amount paid, from the applicable Approved Franchisee, from proceeds of the underlying equipment or from payments made to or proceeds recovered by BBL, whether by means of subrogation or otherwise, or by reassignment of the applicable Agreement as provided in EXHIBIT C, the amount recovered (but not more than the amount paid under this Guaranty in respect of such Approved Franchisee's Agreement) shall be added to the then applicable Guarantors' Liability, as if such payments under this Guaranty had not been made. The Guarantors' obligations under Section 3 of this Guaranty shall be in addition to the amounts specified in this Section 4.

    5. WAIVERS BY GUARANTORS; BBL'S FREEDOM TO ACT. Except as expressly provided in Section 2, the Guarantors agree that the Obligations will be paid strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of BBL with respect thereto. The Guarantors waive promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and (except as expressly provided for herein) all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of any of the Approved Franchisees or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of the Agreements evidencing, securing or otherwise executed in connection with any Obligation and agree that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of BBL to assert any claim or demand or to enforce any right or remedy against any Approved Franchisee or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) (except to the extent provided below) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) (except to the extent provided below) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Agreements evidencing, securing or otherwise executed in connection with any of the Obligations; (iv) the addition (but not release) of any entity or other person primarily or secondarily liable for any Obligation, (v) the adequacy of any rights which BBL may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which BBL might have in such collateral security or the loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of the Guarantors all of which may be done without notice to the Guarantors, provided, that BBL agrees to act in a commercially reasonable manner and provided, further, that BBL will not, without the consent of the Guarantors, which will not be unreasonably withheld, agree with any Approved Franchisee to (i) extend the time for payment of any Obligation, (ii) increase the amount of any payment of Daily Rent or Monthly Rent or the aggregate principal amount due under any Agreement, (iii) amend or modify in any material way any other provision of any Agreement, if the effect of such amendment or modification could be to increase the liability or exposure of the Guarantors in respect of such Agreement, or (iv) release, settle or otherwise compromise any claims against any Approved Franchisee or any other guarantor of the payment or performance of any Agreement, and BBL agrees that it will not materially change any provisions in the forms of the Agreements attached hereto as Exhibit B insofar as such forms relate to Obligations guaranteed hereunder, without first notifying the Guarantors and affording the Guarantors an opportunity to comment on any proposed changes. To the fullest extent permitted by law, the Guarantors hereby expressly waive any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent BBL from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantors before or after BBL's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by BBL.

     6. UNENFORCEABILITY OF OBLIGATIONS AGAINST APPROVED FRANCHISEE. If for any reason any Approved Franchisee has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any Approved Franchisee by reason of any Approved Franchisee's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the

Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Approved Franchisee, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Agreements evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors upon demand. Upon payment in full by the Guarantors of the Obligations in respect of any Agreement, the related Agreement shall be assigned to the Guarantors as provided in EXHIBIT C.


     7. SUBROGATION; SUBORDINATION.

          7.1 WAIVER OF RIGHTS AGAINST APPROVED FRANCHISEE. Subject to the exceptions contained in Subsection 7.3, until the final payment in full of all Obligations against any Approved Franchisee, the Guarantors shall not exercise any rights against such Approved Franchisee arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with BBL in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantors will not claim any setoff, recoupment or counterclaim against any Approved Franchisee in respect of any liability of the Guarantors to such Approved Franchisee; and the Guarantors waive any benefit of and any right to participate in any collateral security which may be held by BBL.

          7.2 SUBORDINATION. Subject to the exceptions contained in Subsection 7.3, the payment of any amounts due with respect to any indebtedness of any Approved Franchisee now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations of such Approved Franchisee. The Guarantors agree that, after the occurrence of any default in the payment of any of the Obligations, neither of the Guarantors will demand, sue for or otherwise attempt to collect any such indebtedness of any Approved Franchisee to either Guarantor until all of the Obligations of such Approved Franchisee shall have been paid in full. If, notwithstanding the foregoing sentence, either Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantors as trustee for BBL and be paid over to BBL on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

          7.3 EXCEPTION. The provisions of Subsections 7.1 and 7.2 shall not apply to any royalty, marketing fund or other advertising payments made under any franchise or license agreement between any Approved Franchisee and the Guarantors (or any notes or other evidences of indebtedness given in payment therefor) or payments for any products, materials, or supplies purchased from Guarantors by an Approved Franchisee in the ordinary course of business.

          7.4 PROVISIONS SUPPLEMENTAL. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of BBL or any affiliate of BBL under any separate subordination agreement which BBL or such affiliate may at any time and from time to time enter into with either Guarantor.

     8. SECURITY: SETOFF. The Guarantors grant to BBL, as security for the full and punctual payment and performance of all of the Guarantors' obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to each Guarantor now or hereafter held by BBL and its affiliates and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from BBL or its affiliates to a Guarantor or subject to withdrawal by a Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, BBL is hereby authorized at any time and from time to time, without notice to a Guarantor (any such notice being expressly waived by the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guaranty, whether or not BBL shall have made any demand under this Guaranty.

     9. FURTHER ASSURANCES: PROVISION OF COLLATERAL. (a) The Guarantors agree that they will from time to time, at the request of BBL, provide to BBL the Guarantors' most recent audited and unaudited balance sheets and related statements of income and cash flows (prepared on a consolidated basis with the Guarantor's subsidiaries, if any) and such other information relating to the business and affairs of the Guarantors as BBL may reasonably request. The Guarantors agree to provide BBL promptly after the execution and delivery of this Guaranty, with a list of Franchisees who the Guarantors believe qualify as Approved Franchisees in accordance with the criteria set forth on the attached EXHIBIT D and to update such list from time to time to keep BBL informed of any additions and deletions of Franchisees who meet such requirements. The Guarantors also agree to do all such things and execute all such documents as BBL may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of BBL hereunder. The Guarantors acknowledge and confirm that the Guarantors themselves have established their own adequate means of obtaining from the Approved Franchisees on a continuing basis all information desired by the Guarantors concerning the financial condition of the Approved Franchisees and that the Guarantors will look to the Approved Franchisees and not to BBL in order for the Guarantors to keep adequately informed of changes in the Approved Franchisees' financial condition.

     (b) In the event that an Event of Default caused by non compliance with any covenant contained in Section 9 under the Revolving Credit Agreement, dated as of February 18, 1992 among the Guarantors, The First National Bank of Boston, The Bank of Tokyo, Ltd. and The First National Bank of Boston, as agent, shall continue for a period of two consecutive fiscal quarters (a "Collateral Event"), the Guarantors hereby agree to provide, immediately upon demand by BBL made at any time after the occurrence of a Collateral Event, cash or cash equivalents satisfactory to BBL in an amount at least equal to the Guarantors' Liability from time to time in effect in pledge to secure the Guarantors' obligations hereunder, pursuant to a cash collateral pledge agreement in form and substance satisfactory to BBL. BBL shall be entitled to retain such cash collateral until all obligations of the Guarantors hereunder have been irrevocably paid in full in cash.

     10. TERMINATION: REINSTATEMENT. This Guaranty shall remain in full force and effect until the Obligations have been irrevocably paid in full in cash. This Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by BBL upon the insolvency, bankruptcy or reorganization of any Approved Franchisee, or otherwise, all as though such payment had not been made or value received.

     11. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon BBL and the Guarantors, their successors, transferees and assigns, and shall inure to the benefit of and be enforceable by BBL and the Guarantors and their successors, transferees and assigns. Without limiting the generality of the foregoing sentence, BBL may, with the consent of the Guarantors, which shall not be unreasonably withheld, assign or otherwise transfer any of the Agreements or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to BBL herein.

         12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by BBL. No failure on the part of BBL to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         13. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to BBL, at the address for notices to BBL set forth in the Agreement, or at such address as either party may designate in writing to the other.

         14. GOVERNING LAW: CONSENT TO JURISDICTION. THE GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantors by mail at the address specified by reference in Section 13. The Guarantors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         15. WAIVER OF JURY TRIAL. EACH OF THE GUARANTORS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT

TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Guarantors hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantors (i) certify that neither BBL nor any representative, agent or attorney of BBL has represented, expressly or otherwise, that BBL would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledge that, in entering into the Agreements and the other documents to which BBL is a party, BBL is relying upon, among other things, the waivers and certifications contained in this
Section 15.

         16. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

         IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be executed and delivered as of the date first above written.


                                  PERKINS FAMILY
                                   RESTAURANTS, L.P.
                                   By: Perkins Management
                                        Company, Inc., its
                                        general partner

                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------
                                        Its: VP

                                  PERKINS RESTAURANTS
                                   OPERATING COMPANY, L.P.
                                   By: Perkins Management
                                        Company, Inc., its
                                        general partner

                                   By: /s/ [ILLEGIBLE]
                                      -----------------------------
                                        Its: VP

                                                                  EXHIBIT A


                               Certificate of Acceptance

         The undersigned Perkins Family Restaurants, L.P. and Perkins Restaurants Operating Company, L.P. (collectively, the "Guarantors") hereby certify and agree with reference to the Guaranty (the "Guaranty"), dated May___, 1994 among the Guarantors and BancBoston Leasing Inc. ("BBL"), as follows:

         1. BBL has informed the Guarantors that ___________ (the "Franchisee"), a franchisee of the Guarantors' restaurant business, has requested a lease (the "Lease") in an amount not to exceed $______ for a period of ___ months, covering equipment listed on
         SCHEDULE 1 attached hereto (the "Equipment"), to be used at _______, and that BBL is willing to enter into such Lease of the Equipment with _____, subject to Guarantors' inclusion of such Lease to the Franchisee in the pool of lease obligations guaranteed under the Guaranty.

         2. The Guarantors hereby certify to and agree with BBL that a Lease to the Franchisee on the terms described above will constitute an "Agreement" as defined in and covered by the Guaranty and the Franchisee will constitute an Approved Franchisee for all purposes of the Guaranty.

         3. After giving effect to the Obligations under the above Lease, the aggregate Obligations presently covered by the Guaranty shall not to exceed $______, based on balances as of the most recent month end.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the ___ day of ________, 1994.


                               PERKINS FAMILY RESTAURANTS, L.P.


                               By:
                                  -----------------------------------------

                               PERKINS RESTAURANTS OPERATING
                               COMPANY, L.P.


                               By:
                                  -----------------------------------------

                       AMENDMENT NO. 1 TO GUARANTY

                     PERKINS FAMILY RESTAURANTS, L.P.
               PERKINS RESTAURANTS OPERATING COMPANY, L.P.


     This AMENDMENT (the "Amendment"), dated as of May 3, 1995, among Perkins Family Restaurants, L.P., Perkins Restaurants Operating Company, L.P. (collectively, the "Guarantors") and BancBoston Leasing Inc. ("BBL").

     WHEREAS, the Guarantors have guaranteed to BBL the payment and performance of the Obligations (as defined in the Guaranty referred to below) of certain Approved Franchisees (as defined in the Guaranty referred to below) to BBL pursuant to that certain Guaranty dated as of May 31, 1994 (as amended and in effect from time to time, the "Guaranty"); and

     WHEREAS, the Guarantors and BBL wish to amend a provision of the Guaranty;

     NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto hereby agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Guaranty shall have the same meanings herein as in the Guaranty.

     SECTION 2. AMENDMENT TO GUARANTY. (a) The Guaranty is hereby amended by deleting the date "April 30, 1995" where it appears in the second whereas clause of the preamble thereof, and substituting therefor the date "April 30, 1996".

     (b) Section 9 of the Guaranty is hereby amended by deleting the phrase "Section 9 of the Revolving Credit Agreement, dated as of February 18, 1992 among the Guarantors, The First National Bank of Boston, The Bank of Tokyo, Ltd. and The First National Bank of Boston, as agent" and substituting therefor "Section 9 of that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 29, 1994, among the Guarantors, The First National Bank of Boston, The Bank of Tokyo, Ltd., First American National Bank, such other lenders as may become parties thereto from time to time, and The First National Bank of Boston, as agent, as such agreement may be amended, supplemented, restated and in effect from time to time".

     SECTION 3. EFFECTIVE DATE. Upon execution and delivery by each of the parties hereto, the provisions of this Amendment shall become effective as of the date hereof.

     SECTION 4. MISCELLANEOUS PROVISIONS. Each of the Guarantors hereby reaffirms its absolute and unconditional guaranty of the payment and performance by the Approved Franchisees of their obligations to BBL, as more fully set forth in the Guaranty as amended hereby. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Guaranty shall remain the same. It is declared and agreed by each of the parties hereto that the Guaranty, as amended hereby, shall continue in full force and effect, and that this Amendment and such Guaranty shall be read and construed as one instrument. The Guarantors hereby agree to pay to BBL, on demand by BBL, all reasonable out-of-pocket costs and expenses incurred or sustained by BBL in connection with the preparation of this Amendment (including reasonable legal fees). This Amendment shall be construed according to and governed by the laws of the Commonwealth of Massachusetts. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement under seal as of the date first written above.


                                   PERKINS FAMILY RESTAURANTS, L.P.

                                     By: Perkins Management Company, Inc., its
                                           general partner


                                   By: /s/ [Illegible]
                                      ----------------------------------------
                                      Title: V.P.


                                   PERKINS RESTAURANTS OPERATING
                                    COMPANY, L.P.

                                     By: Perkins Management Company, Inc., its
                                           general partner


                                   By: /s/ [Illegible]
                                      ----------------------------------------
                                      Title: V.P.

                                   BANCBOSTON LEASING INC.


                                   By: /s/ James D. [Illegible]
                                      ----------------------------------------
                                      Title: Vice President